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                                                                    EXHIBIT 99.3


                         LIGHTSPEED INTERNATIONAL, INC.
                             1996 STOCK OPTION PLAN
                        INDIVIDUAL STOCK OPTION AGREEMENT
                             INCENTIVE STOCK OPTION
VERSION 2.1



        This Agreement is made this 18th day of March, 1997, between LightSpeed International, Inc. (the "Company"), a Virginia corporation, and NAME~ , an [officer/employee/consultant/adviser] of the Company (the "Optionee").

        WHEREAS, the Company has adopted and maintains the LightSpeed International, Inc. 1996 Stock Option Plan (the "Plan") for the benefit of its officers, employees, consultants and advisors; and

        WHEREAS, the Plan provides that the Company's Board of Directors (the "Board"), may grant options to purchase shares of the Company's common stock to its officers, employees, consultants and advisors; and

        WHEREAS, the Board has determined that the Optionee should be given the opportunity to acquire a stock ownership interest in the Company pursuant to the Plan, in order to provide the Optionee with additional incentive and motivation to contribute to the Company's future growth and continued success, and to encourage the Optionee to continue to provide services to the Company.

        NOW, THEREFORE, the Company and the Optionee agree as follows:

        1.     Grant of Option.

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        Pursuant to the provisions of the Plan, the Company hereby grants to the
Optionee the right and option (the "Option") to purchase from the Company, on the terms and conditions hereinafter provided, up to a maximum number of OPTIONS_397_~ shares of the Company's no par value common stock (the "Option Shares"). This Option shall be an "Incentive Stock Option" as defined in the Plan and in ss. 422 of the Internal Revenue Code of 1986, as amended.

     2. Exercise Price.

        The exercise or purchase price to be paid by the Optionee for the Option Shares shall be $.10 per share. The Board has determined that the fair market value of the Company's common stock on the date of the grant of this option is $.10 per share.

      3. Schedule of Exercise.

        (a) Except as provided in Paragraphs 3(b) and (c) below, the Optionee shall have the right to exercise the Option granted under this Agreement as follows: (i) 25% of the Option Shares shall be eligible for exercise after VESTING_DATE~ and (ii) an additional 2.0833% of the Option Shares shall be eligible for exercise at the end of each month, for a period of 36 months, beginning MONTHLY~.

        (b) Notwithstanding any provisions to the contrary contained in this Agreement, the Optionee's right to exercise the Option granted under this Agreement shall vest immediately upon the occurrence of any of the following events: (i) the sale of

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the Company or substantially all of its assets to a single purchaser or to a group of associated purchasers; (ii) the sale, exchange, or other disposition, in one transaction, of two-thirds of the outstanding corporate shares of the Company; (iii) a bona fide decision by the Company's Board and shareholders to terminate its business, dissolve and liquidate its assets; or (iv) the merger or consolidation of the Company in a transaction in which the shareholders of the Company receive or hold less than 50% of the outstanding voting shares of the new or surviving corporation.

        (c) Notwithstanding any provisions to the contrary contained in this Agreement, the Optionee's right to exercise the Option granted under this Agreement shall vest immediately upon the occurrence of any of the following events: (i) the termination of the Optionee's employment with the Company due to the Optionee's death, or (ii) the termination of the Optionee's employment with the Company due to his permanent disability (physical or mental).

        (d) In the event of the successful completion of an initial public offering of the Company's common stock pursuant to the Securities Act of 1933, as amended, the Optionee's right to exercise the Option granted under this Agreement shall not vest immediately. Instead, the Optionee's right to exercise the Option granted under this Agreement shall vest at the times and in the amounts as otherwise provided in this Agreement.

        4. Method of Exercise.


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        Subject to the schedule provided in Paragraph (3) of this Agreement, the
Option granted under this Agreement may be exercised by the Optionee in whole or in part, and from time to time, by written notice signed by the Optionee (or by such other person as may be entitled to exercise the option) and delivered to the Company's president or secretary at the Company's principal executive offices. The written notice shall state the number of shares with respect to which the Option is being exercised, and shall be accompanied by the payment of the total exercise or purchase price for that number of shares. The exercise or purchase price for the Option Shares shall be paid in cash (including certified check or bank cashier's check), or in the discretion of the Company's Board of Directors with shares of the Company's common stock or any other property, or in any combination thereof. Any shares of the Company's common stock that may be delivered in payment of the exercise or purchase price shall be valued at their fair market value, as determined by the Board pursuant to the provisions of the Plan, as of the date of delivery of the shares to the Company. Upon payment of the full exercise or purchase price, the Option Shares shall be fully paid and nonassessable, outstanding shares of the Company's common stock. No partial exercise of the option may be made for less than 1,000 shares, and the Company shall not be required to issue any fractional shares.

        5.      Termination of Option.

               (a) Subject to the provisions of Subparagraph (5)(b)


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hereof, the Option and all rights granted under this Agreement, to the extent that those rights have not been exercised, shall terminate on the earliest of:
(i) the date the Optionee's employment with the Company is terminated "for cause" as defined in Paragraph (8)(g) of the Plan; (ii) the date which is 90 days from the date that the Optionee is discharged or terminates his employment with the Company for any reason, other than "for cause" as defined above or by reason of the Optionee's death or permanent disability; or (iii) the date which is 10 years from the date of the grant of this Option.

               (b) If the Optionee dies or becomes permanently disabled while serving as an employee of the Company, and prior to the 10 year termination date described above, the Optionee or in the event of the Optionee's death, his estate, personal representative or heirs, shall have the right to exercise the Option granted under this Agreement, for a period of 12 months following the Optionee's date of death or in the event of permanent disability the last date on which the Optionee provided services to the Company as an employee.

        6.     Transferability.

               The Option and all rights granted under this Agreement shall not be transferred, assigned, pledged or otherwise encumbered in any manner (whether by operation of law or otherwise) except, in the event of the Optionee's death, by will or by the applicable laws of descent or distribution. Upon any attempt to transfer, assign, pledge, encumber or otherwise

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dispose of this Option contrary to the provisions of this Agreement, or upon the levy of any attachment or similar process upon this Option, the Option shall immediately become null and void. The Option and all rights granted under this Agreement shall be exercisable during the Optionee's lifetime only by the Optionee, or if permissible under applicable law, by the Optionee's guardian or legal representative.

        7.     Adjustment to Option Shares.

               (a) In the event that at any time prior to the termination date of this Option and prior to the exercise thereof, the Company issues common stock by way of stock dividend or other distribution, or subdivides or combines its outstanding shares of common stock, the number of shares subject to this Option and the exercise price shall be adjusted to be consistent with such change or changes. In the event that at any time prior to the termination date of this Option and prior to the exercise thereof, there is any reclassification, capital reorganization or other change of outstanding shares of the Company's common stock, or in case of any consolidation or merger of the Company with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital

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reorganization or other change, consolidation, merger, sale or conveyance. The determination of the Board as to any adjustments or provisions to be made under this paragraph shall be final, binding and conclusive.

               (b) Except as provided above, the grant of the Option herein shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or to issue bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business.

        8.     Effect of Agreement on Status of Optionee.

               (a) The fact that the Board has granted an Option to the Optionee pursuant to the Plan, shall not confer on the Optionee any right to employment with the Company or to a position as an officer or director of the Company, nor shall it limit the right of the Company to terminate or remove the Optionee from any position held by him at any time; provided, however, nothing contained in this Paragraph (8)(a) shall be deemed to affect any rights or obligations of the Company or the Optionee contained in any separate employment agreement or similar agreement.

               (b) The Optionee shall not be or have any of the


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rights or privileges of a shareholder of the Company with respect to the Option
Shares, unless and until the Option has been exercised, the exercise or purchase price fully paid, certificates representing such shares endorsed, transferred and delivered to the Optionee, and the Optionee's name entered as a shareholder of record on the books of the Company.

        9.     Securities Laws.

               Notwithstanding anything to the contrary contained in this Agreement, this Option shall not be exercisable by the Optionee except for shares of the Company's common stock which at the time of such exercise are registered, exempt, or the subject matter of an exempt transaction, under both federal and applicable state securities laws. By accepting and executing this Option Agreement, the Optionee acknowledges and represents to the Company that any and all shares of the Company's common stock purchased under this Agreement will be acquired by the Optionee as an investment, and not with a view towards subsequent distribution.

        10.    Taxes.

               The Optionee agrees to pay all federal, state and local taxes, including withholding taxes, if any, resulting from the exercise of this Option and the subsequent sale of the Option Shares.

        11.    Conditions.

               This Option is governed by the terms of this Agreement and the Plan, the provisions of which are incorporated herein and

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made a part hereof.

        12.    Restrictions on Transfer.

               The Optionee agrees that the Option Shares shall be subject to the restrictions on transfer, repurchase option and other conditions of Paragraph (9) of the Plan. In addition, if the restrictions and other conditions contained in Paragraph (9) of the Plan should terminate as provided therein, then following exercise of the Option, the Optionee agrees to notify the Company promptly of any subsequent sale of the Option Shares if the sale occurs within two years after the date of this Agreement or within one year after exercise.

        13.    Acknowledgment.

               The Optionee's signature on this Agreement also constitutes his or her acknowledgment that he or she has received a copy of the Plan and the Company's Summary Plan Description of the Plan dated September 26, 1996.

        14.    Binding Effect.

               This Agreement shall be binding upon and shall inure to the benefit of any successors or assigns of the Company, and shall be binding upon and inure to the benefit of the Optionee's executors, administrators, heirs and personal representatives.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.
                                            LIGHTSPEED INTERNATIONAL, INC.

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                                            By:_______________________________

                                            Its:      President & CEO
                                                ------------------------------


                                            ----------------------------------
                                             NAME~(Optionee)
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              FIRST AMENDMENT TO INDIVIDUAL STOCK OPTION AGREEMENT


        This First Amendment to Individual Stock Option Agreement (the "Amendment") is made and entered into effective as of the ____ day of _______________, 1997, by and between LightSpeed International, Inc. (the "Company") and _______________________ (the "Optionee").

        WHEREAS, the Company and the Optionee entered into an Individual Stock Option Agreement dated __________________, 19___ (the "Agreement"); and

        WHEREAS, the Company and the Optionee now desire to amend the Agreement.

        NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

        1. Section 3(a) of the Agreement is hereby amended to provide that, upon a "change in control" as defined below, the Optionee's vesting schedule, as set forth in Section 3(a) of the Agreement, will be accelerated by a period of one
(1) year. To illustrate the effect of this provision, assume the Optionee received his or her Stock Options on January 1, 1997. If a change in control occurs on January 1, 1998, the Optionee would be 50% instead of 25% vested as of that date. The remaining 50% of the Optionee's Stock Options would vest monthly at the rate of 2.0833%, for a period of 24 months beginning in 1998.

        2. Sections 3(b) and (c) of the Agreement shall be deleted in their entireties and replaced with the following:

               (b) Notwithstanding any provisions to the contrary contained in this Agreement, the Optionee's right to exercise the Option granted under this Agreement shall vest 100% immediately upon the occurrence of any of the following events: (i) the termination of the Optionee's employment with the Company due to the Optionee's death or permanent disability (physical or mental); (ii) the termination by the Company of the Optionee's employment with the Company for any reason other than "for cause" as defined in Paragraph 3(c) below; (iii) a bona fide decision by the Company's Board and shareholders to terminate its business, dissolve and liquidate its assets; (iv) the termination by the Optionee of the Optionee's employment with the Company following: (A) a permanent relocation by the Company of the Optionee's place or location of employment to an area outside the greater Washington D.C. metropolitan area; (B) a material change by the Company in the Optionee's functions, duties or responsibilities; or (C) a material change in the Optionee's compensation or terms of employment by the Company to the detriment of the Optionee.

               (c) Notwithstanding any provisions to the contrary contained in this Agreement, an Optionee's employment with the Company shall be deemed terminated "for cause" only if terminated because of: (i) the Optionee's material


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        breach of an employment agreement, agreement not to compete, confidentiality agreement or other agreement with the Company; (ii) the Optionee's theft of Company property; (iii) the Optionee's conviction of a felony or of a misdemeanor which materially impairs the Optionee's ability to perform his or her duties with the Company; or (iv) willful and continued misconduct by the Optionee which is demonstrably and materially injurious to the Company, monetarily or otherwise.

        3. This Amendment shall only become effective in the event of a "change in control," which shall mean: (i) the sale of the Company or substantially all of its assets to a single purchaser or to a group of associated purchasers; (ii) the sale, exchange, or other disposition, in one transaction, of two-thirds of the outstanding corporate shares of the Company; or (iii) the merger or consolidation of the Company in a transaction in which the shareholders of the Company receive or hold less than 50% of the outstanding voting shares of the new or surviving corporation.

        4. Except as amended hereby, the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.



                                  By:
                                     ---------------------------------------

                                  Its:
                                     ---------------------------------------


                                  __________________________________________
                                  _________________________________(Optionee)



                                       2.

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                                    EXHIBIT B


Sentences to be added at the end of Paragraph (8)(g)(ii) of the Company's 1996 Stock Option Plan.


For purposes of this Plan, a Participant's Company Relationship shall be terminated "for cause" only if terminated because of (A) the Participant's material breach of an employment agreement, consulting agreement, agreement not to compete, confidentiality agreement or other agreement with the Company, (B) the Participant's theft of Company property, (C) the Participant's conviction of a felony or of a misdemeanor which materially impairs the Participant's ability to perform his duties with the Company, (D) the willful and continued failure by the Participant to substantially perform his duties with the Company, (E) a material misrepresentation in or omission from a Participant's job application or job interview, (F) unlawful possession or use of drugs, or (G) willful and continued conduct by the Participant which is demonstrably and materially injurious to the Company, monetarily or otherwise. Notwithstanding anything herein contained to the contrary, if a Participant's Stock Option Agreement contains a separate definition of "for cause," then such definition shall control instead of the definition contained in the foregoing sentence.